UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 16, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.  Other Events.

On October 16, 2006, PharmaNet Development Group, Inc. and its subsidiary Anapharm, Inc. (collectively the “Company”) entered into an agreement to sell its Quebec City facility, which is currently under construction and which is expected to house all of Anapharm, Inc.’s Quebec City operations in the second quarter of 2007, to a third-party Canadian investor (the “Investor’). The Investor, pursuant to the terms of the agreement, simultaneously agreed to lease the Quebec City facility back to the Company (the “Sale-Leaseback Agreement”).  Pursuant to the terms of the Sale-Leaseback Agreement, the Quebec City facility has been sold to the Investor for approximately $11.2 million Canadian dollars (or approximately $9.8 million U.S. dollars based upon the conversion rate on October 16, 2006).  Commencing in June 2007, the Company will pay market rate rent to the Investor for the facility.

On October 18, 2006, the Company announced the completion of the sale-leaseback transaction for its Quebec City facility in a press release.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits

99.1  Press Release dated October 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 20, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: Chief Financial Officer